Exhibit 99
BOB EVANS FARMS ANNOUNCES ORGANIZATIONAL CHANGES
Don Radkoski to retire at end of fiscal year; Tod Spornhauer named chief financial officer
COLUMBUS, Ohio — Sept. 18, 2009 — Bob Evans Farms, Inc. (NASDAQ: BOBE) today announced organizational changes in its finance department.
Chief Financial Officer, Treasurer and Assistant Secretary Don Radkoski has decided to retire after nearly 30 years with the organization. Radkoski has served as chief financial officer since 1993 and has also held the positions of restaurant accounting supervisor, general accounting supervisor and vice president of finance, among others, since joining Bob Evans in February 1980. Radkoski plans to stay with the Company through the end of the current fiscal year to ensure an orderly transition of responsibilities.
Tod Spornhauer, who has served as senior vice president — finance, controller, assistant treasurer and assistant secretary since 2003, has accepted a promotion to the position of chief financial officer, treasurer and assistant secretary. Spornhauer now reports to Chairman and Chief Executive Officer Steve Davis.
“We wish to thank Don Radkoski for the contributions he has made during his long and distinguished career at Bob Evans,” Davis said. “Don has made many improvements to the financial reporting, corporate finance and investor relations functions, among others, during his three decades with Bob Evans. We are grateful for the leadership he has provided in helping us grow to become the company that we are today.
“We are also excited to recognize Tod Spornhauer for his accomplishments to date with a new challenge that is well suited for his skills. Tod has implemented significant improvements to the finance function in his 18 years at Bob Evans, and this role will give him the opportunity to apply his abilities to a broader area of responsibility.”
About Bob Evans Farms, Inc.
Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans and Mimi’s Café brand names. At the end of the first fiscal quarter (July 24, 2009), Bob Evans owned and operated 569 family restaurants in 18 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States, while Mimi’s Café owned and operated 144 casual restaurants located in 24 states, primarily in California and other western states. Bob Evans Farms, Inc. is also a leading producer and distributor of pork sausage and a variety of complementary homestyle convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit the company’s Web site at www.bobevans.com.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 24, 2009 and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the statement is made to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the company are qualified by the cautionary statements in this section.
Contact:
David D. Poplar
Vice President of Investor Relations
(614) 492-4954